Contacts:    Quintana Energy Services
NEWS RELEASE
Keefer M. Lehner, EVP & CFO
832-518-4094
IR@qesinc.com
FOR IMMEDIATE RELEASE

Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
713-529-6600
QES@dennardlascar.com

QUINTANA ENERGY SERVICES ANNOUNCES SALE OF LEGACY CONVENTIONAL PRESSURE PUMPING LOCATIONS
HOUSTON, TX – August 19, 2019 – Quintana Energy Services Inc. (NYSE: QES) (“QES” or the “Company”) today announced the sale of its legacy conventional pressure pumping operations in Kansas and Bartlesville, Oklahoma to Hurricane Services Inc. (“Hurricane”), a privately-held oilfield service company based in Wichita, Kansas, for gross cash consideration of $4.4 million.

As part of the transaction, QES divested approximately 12,000 hydraulic horsepower, five facilities including Bartlesville, OK and Kansas locations in Oakley, Ottawa, Thayer and El Dorado; and 26 personnel to Hurricane in exchange for $4.4 million. These assets and locations were responsible for 2018 revenue and adjusted EBITDA of $7.9 million and $1.0 million, respectively. For the six months ended June 30, 2019, these locations were responsible for $2.2 million of revenue and an Adjusted EBITDA loss of $(0.4) million. See “Non-GAAP Financial Measures” at the end of this news release for a discussion of Adjusted EBITDA and its reconciliation to the most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

“This sale allows us to streamline our focus and cost structure on our go forward service offering and the needs of our unconventional pressure pumping and cementing customers,” said, Chris Baker, QES’ President and CEO. “Our regional pressure pumping predecessor, Consolidated Oil Well Services, had been active in the Kansas pressure pumping market since 1956, but as our operating strategy evolved to focus on high-utilization unconventional completions, these legacy conventional pumping services have become non-core. Post-closing, we retain the remainder of our Pressure

Pumping operations, including the unconventional frac business operating in the Mid‑Con, Permian and Rockies and our cement business based in Gillette, Wyoming.”

About Quintana Energy Services

QES is a growth-oriented provider of diversified oilfield services to leading onshore oil and natural gas exploration and production companies operating in both conventional and unconventional plays in all of the active major basins throughout the U.S. QES’ primary services include: directional drilling, pressure pumping, pressure control and wireline services. The Company offers a complementary suite of products and services to a broad customer base that is supported by in-house manufacturing, repair and maintenance capabilities. More information is available at www.quintanaenergyservices.com.

This news release contains certain statements and information that may constitute “forward-looking statements.” All statements, other than statements of historical fact, which address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “expect,” “plan,” “forecasts,” “will,” “could,” “may,” and similar expressions that convey the uncertainty of future events or outcomes, and the negative thereof, are intended to identify forward-looking statements. Forward-looking statements, which are not generally historical in nature, include those that express a belief, expectation or intention regarding our future activities, plans and goals. Forward-looking statements are not assurances of future performance and actual results could differ materially from our historical experience and our present expectations or projections. Our forward-looking statements involve significant risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Known material factors that could cause actual results to differ materially from those in the forward-looking statements are listed in our filings with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies.

Adjusted EBITDA is not a measure of net income or cash flows as determined by GAAP. We define Adjusted EBITDA as net income or (loss) plus income taxes, net interest expense, depreciation and amortization, impairment charges, net (gain) or loss on disposition of assets, stock based compensation, transaction expenses, rebranding expenses, settlement expenses, severance expenses and equipment standup expense.

We believe Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP, or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following table presents a reconciliation of the non-GAAP financial measures of Adjusted EBITDA to the most directly comparable GAAP financial measure for the periods indicated:

Conventional Pressure Pumping Operations in Kansas and Oklahoma:

	Year Ended	Six Months Ended
	12/31/2018	6/30/2019
Adjustments to reconcile Adjusted EBITDA to net loss (in millions) :
Net income (loss)	$—	$(0.7)
Depreciation and amortization expense	0.9	0.4
Gain on disposition of assets, net	—	(0.1)
Other, net	0.1	—
Adjusted EBITDA	$1.0	$(0.4)

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